SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 8, 2007 (November 2, 2007)

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19580	76-0697390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Effective November 2, 2007, the Board of Directors of T-3 Energy Services, Inc. (the “Company”) approved an amendment to the Company’s Bylaws to permit an officer of the Company to serve as Chairman or Vice Chairman of the Board. The text of the Bylaws was amended by amending and restating Article III, Section 7 in its entirety to state as follows:
     “Section 7. Chairman of the Board and Vice Chairman of the Board. The board of directors may elect a Chairman of the Board who shall preside at meetings of the board of directors and stockholders and who may be, but shall not be required to be, an officer of the Corporation. The board of directors may also elect a Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and who may be, but shall not be required to be, an officer of the Corporation.”
     The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
Exhibit 3.1	T-3 Energy Services, Inc. Amendment to Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: November 8, 2007	By:	/s/ Michael T. Mino
Michael T. Mino
Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	T-3 Energy Services, Inc. Amendment to Bylaws

4